UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2009

POINT BLANK SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13112	11-3129361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 SW 2nd Street, Pompano Beach, Florida		33069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 630-0900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On August 24, 2009, Point Blank Solutions, Inc. (the “Company”) received a “Wells Notice” from the Securities and Exchange Commission (the “SEC”) in connection with a previously disclosed ongoing investigation into alleged violations of federal securities laws stemming from accounting irregularities and disclosure issues from 2003 through 2005. The Wells Notice informed the Company that the SEC’s regional staff office conducting the investigation (the “Staff”) has made a preliminary determination to recommend that the SEC bring a civil injunctive action against the Company for possible violations of Sections 10(b), 13(a), 13(b)(2)(A), 13(b)(2)(B) and 14(a) of the Securities Exchange Act of 1934 and Rules 10b-5, 12b-20, 13a-1, 13a-11, 13a-13 and 14a-9 thereunder.  The recommended action would seek a permanent injunction and a civil penalty.

The existence of and material developments with respect to the investigation have been disclosed in the Company’s periodic reports filed with the SEC, and the Company has been cooperating with the SEC with respect to the investigation.

Under a process established by the SEC, the Company has the opportunity to submit to the Staff any reasons of law, policy or fact why the Company believes that the civil action should not be brought (a “Wells Submission”) before the Staff makes its formal recommendation to the SEC regarding what action, if any, should be brought against the Company.  The Company is considering making a Wells Submission and will continue to cooperate with the SEC’s investigation, but there can be no assurance that the SEC will decide not to bring an action against the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BLANK SOLUTIONS, INC.

Dated: August 27, 2009	By:	/s/ Michelle Doery
	Name:	Michelle Doery
	Title:	Chief Financial Officer